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                                                                     EXHIBIT 5.1

                               November 9, 2000

Numerical Technologies, Inc.
70 West Plumeria Drive
San Jose, CA  95134

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 9, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 197,918 shares of your Common Stock reserved for issuance under the Cadabra Design Libraries, Inc. U.S. Stock Option Plan (the "U.S. Plan") and (ii) 330,376 shares of your Common Stock reserved for issuance under the Cadabra Design Libraries Inc. Stock Option Plan (the "Canadian Plan"). The 197,918 shares of Common Stock reserved under the U.S. Plan and the 330,376 shares of Common Stock reserved under the Canadian Plan are collectively referred to hereinafter as the "Shares", and the U.S. Plan and the Canadian Plan are collectively referred to hereinafter as the "Plans". As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                    Sincerely,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati